APTARGROUP, INC.

                              LIST OF SUBSIDIARIES


                                               State or Other
                                               Jurisdiction of     Percentage
                                               Incorporation         Owned
AptarGroup Foreign Sales Corporation           Barbados               100%
AptarGroup Holding S.A.                        France                 100%
 Aptar GmbH                                    Germany                100%
  Seaquist-Loeffler Verwaltungs GmbH           Germany                 35%
  Seaquist-Loeffler Kunststoffwerk GmbH
   & Co. KG                                    Germany                 35%
    Seaquist-Loeffler Kunststoffwerk
     Spol. S.R.O.                              Czech Republic         100%
  SeaquistPerfect Dispensing GmbH              Germany                100%
  Seaplast S.A.                                Spain                   50%
  Erich Pfeiffer GmbH                          Germany                100%
   Pfeiffer Vaporisateurs France S.a.r.L.      France                 100%
   P & S Japan                                 Japan                  100%
   Pfeiffer, Inc.                              Connecticut            100%
   Pfeiffer (U.K.) Limited                     United Kingdom         100%
   Vallis Leasobjekt Gesellschaft GmbH         Germany                 51%
   P&P Promotion of German Manufacturing       Germany                100%
    Technologies GmbH
 Aptar Europe B.V.                             Holland                100%
 AptarGroup S.A.                               France                 100%
 Caideil M.P. Teoranta                         Ireland                100%
 Graphocolor SA                                France                  50%
 Perfect-Valois U.K., Limited                  United Kingdom         100%
 SAR S.p.A.                                    Italy                  100%
  Dispray GmbH                                 Germany                 80%
  Dispray S.A.                                 Switzerland             90%
  MAS S.p.A.                                   Italy                  100%
  NOVARES S.p.A.                               Italy                  100%
  Plas S.r.l.                                  Italy                  100%
  Rap Micropumps Pty. Ltd.                     South Africa            70%
  SAR France SCA                               France                 100%
   AptarGroup SAR                              Ireland                100%
    Finance Unlimited
  SAR (U.K.) Limited                           United Kingdom         100%
  Tes S.p.A.                                   Italy                   35%
 Seaquist-Loeffler Limited                     United Kingdom          65%
 Seaquist-Loeffler  S.A.S.                     France                  65%
  General Plastics S.A.                        France                 100%
  Moulage Plastique de Normandie S.A.          France                 100%
 Valois S.A.                                   France                 100%
 Valois Espana S.A.                            Spain                  100%
 Valois Italiana S.r.l.                        Italy                  100%
Aptar Suzhou Dispensing Ltd.                   P.R. China             100%
CosterSeaquist L.L.C.                          Illinois                50%
Global Precision, Inc.                         Florida                100%
Liquid Molding Systems, Inc.                   Delaware               100%
Pfeiffer of America, Inc.                      Delaware               100%
Sar Dispensing Systems Ltd.                    Hong Kong              100%
SAR Do Brasil Ltda.                            Brazil                 100%
SAR U.S.A. Incorporated                        Delaware               100%
Seaquist Canada Ltd.                           Canada                 100%
 Seaquist Finance                              Ireland                100%
Seaquist Closures Foreign, Inc.                Delaware               100%
Seaquist de Mexico, S.A. de C.V.               Mexico                  75%
SeaquistPerfect Dispensing Foreign, Inc.       Delaware               100%
Seaquist-Valois Australia Pty. Ltd.            Australia              100%
Seaquist-Valois Japan, Inc.                    Japan                  100%
Valois of America, Inc.                        Connecticut            100%
Valois Far East Limited                        Hong Kong               80%